                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Puerto Rican Cement Co. Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       PUERTO RICAN CEMENT COMPANY, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 2, 2001

                             ---------------------

     The annual meeting of stockholders of Puerto Rican Cement Company, Inc. (the "Company") will be held at the office of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on Wednesday, May 2, 2001 at 10:00 A.M. Atlantic Standard Time, for the following purposes:

          1. The election of five Class II directors for a term of three years and until election and qualification of their successors.

          2. The election of one Class III director for a term of one year and until election and qualification of a successor.

          3. The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 15, 2001 are entitled to notice of, and to vote at, the meeting.

     It is important that your stock be represented at the meeting. If you do not expect to be present, you are urged to date, sign and mail promptly the enclosed proxy card. For your convenience, we have enclosed a self-addressed envelope to which no postage need be affixed if mailed in the United States or Puerto Rico.

     The Company's executive office is located in Guaynabo, Puerto Rico. Its mailing address is P.O. Box 364487, San Juan, Puerto Rico 00936-4487. It is anticipated that the proxy materials will be mailed to stockholders on or about March 29, 2001.

                                           By Order of the Board of Directors

                                           Etienne Totti Del Valle
                                           Secretary
Guaynabo, Puerto Rico
March 29, 2001

                       PUERTO RICAN CEMENT COMPANY, INC.
                             ---------------------

                                PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 2001

                             ---------------------

     The enclosed proxy is being solicited by the Board of Directors of the Company (the "Board") for the annual meeting of stockholders to be held on May 2, 2001 (the "Annual Meeting"). This proxy statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 29, 2001. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone or other means by the Company's regular employees or by employees of a proxy solicitor retained by the Company. If the proxy is executed and returned in time for voting, the shares represented thereby will be voted. Stockholders have the right to revoke their proxies at any time prior to the time their shares are actually voted. If revocation is made by mail, it should be sent to Jose O. Torres, Assistant Secretary, Puerto Rican Cement Company, Inc., P.O. Box 364487, San Juan, Puerto Rico 00936-4487.

     The Company will pay the cost of solicitation of proxies. The Company has retained the services of Georgeson & Co., Inc., New York, New York, to assist in the solicitation of proxies at a cost of $6,500.00. Brokers, nominees and other similar record holders will be requested to forward proxies and proxy materials to the beneficial owners of the shares and will be reimbursed by the Company for their expenses.

                               VOTING SECURITIES

     As of March 15, 2001, the Company had 5,186,274 shares of Common Stock, par value $1.00 per share outstanding (exclusive of 813,726 treasury shares). Each outstanding share of Common Stock is entitled to one vote. Only stockholders of record as of the close of business on March 15, 2001 are entitled to notice of, and to vote at, the meeting. For information regarding principal holders of the Company's Common Stock, see "Information about Directors, Nominees, and Principal Stockholders" below.

                             ELECTION OF DIRECTORS

     The current Class I directors are Waldemar Del Valle Armstrong, Luis A. Ferre Rangel, Oscar A. Blasini, Miguel A. Nazario, and Hector Del Valle. The current Class II directors are Rosario J. Ferre, Federico F. Sanchez, Jorge L. Fuentes, Juan A. Albors and Angel O. Torres. The current Class III directors are Antonio Luis Ferre, Alberto M. Paracchini, Jose J. Suarez, Antonio Luis Ferre Rangel and Emilio Venegas Vilaro. At the February 28, 2001 Board of Directors meeting, Antonio Luis Ferre, Chairman and Class III director, announced his intention to resign from the Board of Directors of the Company, effective May 2, 2001. The Board nominated Maria Lorenza Ferre Rangel as a Class III director to fill this vacancy, based on the recommendation of the Nominating Committee of the Board. If elected at this annual meeting of stockholders, Ms. Ferre Rangel will serve as a Class III director for the remaining year of the term for Class III directors. Each class serves a three-year term, which terms are currently set to expire on the date of the respective year's annual meetings as follows:
Class I in year 2003, Class II in year 2001 and Class III in 2002.

     It is anticipated that each proxy will be voted for the individual nominees for the Class II and III directors named below, unless authority is withheld to vote for all or any of such individuals as indicated on the proxy card. The names of the nominees for Class II directors are Rosario J. Ferre, Federico F. Sanchez, Jorge L. Fuentes, Juan A. Albors and Angel O. Torres. The name of the nominee for Class III director is Maria Lorenza Ferre Rangel. Except for Ms. Ferre Rangel, all nominees are current directors of the Company.

     Pursuant to the Company's By-Laws, the election of any director requires an affirmative vote of a majority of the shares of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote.

     The persons appointed by the Company to act as election inspectors for the meeting will count votes cast by proxy or in person at the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have no impact on the election of directors; however, abstentions will constitute a vote "against" any proposal. "Broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which the broker or nominee does not have discretionary power to vote on a particular matter) will be treated as present for purposes of determining a quorum but "broker non-votes" will have no impact on the election of directors and will not constitute a vote "for" or "against" any proposal.

     Each Class II director elected at this meeting will serve from the time of election and qualification until the third annual meeting following election and until a successor is elected and qualified. The Class III director elected at this meeting will serve until the next annual meeting following election and until a successor is elected and qualified. If any nominee is unable to serve as a director, an event that the Company does not now anticipate, the proxy will be voted for a substitute nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS III DIRECTOR NOMINEE AND EACH OF THE CLASS II DIRECTOR NOMINEES NAMED ABOVE.

        INFORMATION ABOUT DIRECTORS, NOMINEES AND PRINCIPAL STOCKHOLDERS

                                                                                          NUMBER OF SHARES
                                                                                         AND PERCENTAGE OF
                                                                                         OUTSTANDING SHARES
                                                                            SERVED AS     OF COMMON STOCK
                                             PRINCIPAL OCCUPATION           DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE          FOR THE LAST FIVE YEARS          SINCE(A)    AS OF MARCH 15, 2001
            ----              ---          -----------------------          ---------   --------------------
                                             CLASS I DIRECTORS
Waldemar Del Valle Armstrong  48    Attorney at law; Partner of Parra, Del   1997                 800(b)
                                      Valle & Limeres (law firm) since
                                      1982; Director of Damas Hospital
                                      (non-profit hospital) since 1996;
                                      Director of Ranfe, Inc. (investment
                                      company) since 1995; Secretary of El
                                      Dia, Inc. (newspaper publishing
                                      group) since 1998.

                                                                                          NUMBER OF SHARES
                                                                                         AND PERCENTAGE OF
                                                                                         OUTSTANDING SHARES
                                                                            SERVED AS     OF COMMON STOCK
                                             PRINCIPAL OCCUPATION           DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE          FOR THE LAST FIVE YEARS          SINCE(A)    AS OF MARCH 15, 2001
            ----              ---          -----------------------          ---------   --------------------
Oscar A. Blasini              64    President of G.B. Investments, Inc.      1975                 300(b)
                                      (real estate development and
                                      investment company) since 1981.
Miguel A. Nazario             53    President and Chief Executive Officer    1994               3,060(b)
                                      of the Company since January 1995
                                      and Vice President of the Company
                                      from August 1994 through December
                                      1994; President of the Puerto Rico
                                      Manufacturer's Association from
                                      November 1998 to September 2000.
Hector Del Valle              63    Vice Chairman of the Board of the        1987                  None
                                      Company since January 1, 1995(c);
                                      President of the Company from 1988
                                      to December 1994.
Luis Alberto Ferre Rangel     34    Director of El Nuevo Dia newspaper       1996              86,324(e)
                                      since 1999, Co-Director from 1996 to                       (1.66%)
                                      1999, Business Editor from 1995 to
                                      1996, Assistant News Editor from
                                      1994 to 1995 and Reporter from
                                      February 1990 to July 1994; Member
                                      of the Board of Directors of El Dia,
                                      Inc. (newspaper publishing group);
                                      (adult son of Antonio Luis Ferre,
                                      brother of Antonio L. Ferre Rangel
                                      and Maria Lorenza Ferre Rangel).
                                      CLASS II DIRECTORS AND NOMINEES
Rosario J. Ferre              62    Writer and Journalist; Second Vice       1992             161,194(d)
                                      President since 1983 and Director                           (3.1%)
                                      since 1960 of Luis A. Ferre
                                      Foundation, Inc. and Ponce Museum of
                                      Art (non-profit foundations) (adult
                                      daughter of Luis A. Ferre and sister
                                      of Antonio Luis Ferre).
Federico F. Sanchez           59    President of Federico F. Sanchez and     1982                 366(b)
                                      Company, Inc. (real estate
                                      consulting company) since 1977;
                                      President of Interlink Group, Inc.
                                      (real estate consultants, brokers
                                      and developers) since 1986.

                                                                                          NUMBER OF SHARES
                                                                                         AND PERCENTAGE OF
                                                                                         OUTSTANDING SHARES
                                                                            SERVED AS     OF COMMON STOCK
                                             PRINCIPAL OCCUPATION           DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE          FOR THE LAST FIVE YEARS          SINCE(A)    AS OF MARCH 15, 2001
            ----              ---          -----------------------          ---------   --------------------
Jorge L. Fuentes              52    Chairman of the Board and Chief          1984               1,000(b)
                                      Executive Officer of Gabriel
                                      Fuentes, Jr. Construction Company,
                                      Inc. (general contractors) since
                                      1986; Chairman of the Board, Chief
                                      Executive Officer and Director of
                                      Fuentes Concrete Pile, Inc.
                                      (manufacturers of concrete pile
                                      foundations) since 1986; Director of
                                      The Bank and Trust of Puerto Rico
                                      (commercial bank and trust) since
                                      1988; Director of V. Suarez
                                      Investment (investment company)
                                      since 1998.
Juan A. Albors                64    President and General Partner of         1986                  None
                                      Albors Development Corporation (real
                                      estate developers and investors)
                                      since 1977; Member of the Board of
                                      Trustees of Universidad Central del
                                      Caribe (school of medicine) since
                                      1987; Director of Banco Popular de
                                      Puerto Rico (commercial bank) since
                                      1990; member from 1985 to 1993, and
                                      Chairman from 1989 to 1993, of the
                                      Board of Governors of the Puerto
                                      Rico Maritime Shipping Authority.
Angel O. Torres               46    President and Director of Bacardi        1999                  None
                                      Corp. (beverage and liquor producer
                                      & distributor) since 1997; Senior
                                      Vice-President and General Manager
                                      of Bacardi-Martini Caribbean Corp.
                                      from January 1995 to December 1996;
                                      Director of Seed Venture-Puerto
                                      Rico, Inc. (venture capital entity)
                                      since April 1999.

                                                                                          NUMBER OF SHARES
                                                                                         AND PERCENTAGE OF
                                                                                         OUTSTANDING SHARES
                                                                            SERVED AS     OF COMMON STOCK
                                             PRINCIPAL OCCUPATION           DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE          FOR THE LAST FIVE YEARS          SINCE(A)    AS OF MARCH 15, 2001
            ----              ---          -----------------------          ---------   --------------------
                                      CLASS III DIRECTORS AND NOMINEE
Antonio Luis Ferre            67    Chairman of the Board of the Company     1959           1,079,924(e)
                                      since January 1, 1995, Vice Chairman                       (20.8%)
                                      of the Board of the Company from
                                      1985 to December 1994 and Chairman
                                      of the Board of the Company from
                                      1980 to 1985; President from 1969 to
                                      February 2001 and Chairman of the
                                      Board of El Dia, Inc. (newspaper
                                      publishing group) since 1969; Editor
                                      of El Nuevo Dia newspaper since
                                      1969; Director of Metropolitan Life
                                      Insurance Company of New York
                                      (insurance company) from 1987 to
                                      1995 and member of the Directors
                                      Advisory Committee since 1995;
                                      Director and Vice Chairman of
                                      Popular, Inc. (bank holding company)
                                      since 1984; Director and Vice
                                      Chairman of Banco Popular de Puerto
                                      Rico (commercial bank) from 1991 to
                                      2000; Director of Pueblo Extra
                                      Supermarkets (food retailer) from
                                      1993 to 1995 (father of Antonio Luis
                                      Ferre Rangel, Luis Alberto Ferre
                                      Rangel and Maria Lorenza Ferre
                                      Rangel; adult son of Luis A. Ferre
                                      and brother of Rosario J. Ferre).
Alberto M. Paracchini         68    Vice Chairman of the Board of the        1968               1,000(b)
                                      Company since 1968(c); Chairman of
                                      the Board and Chief Executive
                                      Officer from 1983 to 1990 and
                                      President from 1980 to 1990 of Banco
                                      de Ponce (commercial bank); Director
                                      of Equus Management Company, Inc.
                                      and Equus Entertainment Corporation
                                      since August 1994; Director of
                                      Venture Capital Fund, Inc. since
                                      March 1994.

                                                                                          NUMBER OF SHARES
                                                                                         AND PERCENTAGE OF
                                                                                         OUTSTANDING SHARES
                                                                            SERVED AS     OF COMMON STOCK
                                             PRINCIPAL OCCUPATION           DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE          FOR THE LAST FIVE YEARS          SINCE(A)    AS OF MARCH 15, 2001
            ----              ---          -----------------------          ---------   --------------------
Emilio Venegas Vilaro         46    President of Venegas Construction        2000              50,000(f)
                                      Corporation (construction company)
                                      since 1990; Secretary of Sanson
                                      Corporation (aggregates supplier)
                                      since 1983; Director of Damas
                                      Foundation (non-profit institution)
                                      since 1999.
Jose J. Suarez                65    Consultant to the Company since          1989               2,000(b)
                                      January 1996; Executive Vice
                                      President in Charge of Operations of
                                      the Company from 1988 to 1995 and
                                      Senior Vice President -- Operations
                                      of the Company from 1983 to 1987;
                                      Director of Scotiabank de Puerto
                                      Rico (commercial bank) from February
                                      1992 to January 1997.
Antonio Luis Ferre            34    Senior Corporate Vice President of the   1993              86,324(e)
  Rangel                              Company since February 1999;                               (1.66%)
                                      Executive Vice President of the
                                      Company from February 1998 to
                                      January 1999; Vice
                                      President -- Operations and
                                      Strategic Planning of the Company
                                      from January 1996 to January 1998;
                                      Vice President-Strategic Planning of
                                      the Company from 1994 to 1995;
                                      Assistant Plant Manager of the
                                      Company from 1992 to 1994; Director
                                      of Centros Sor Isolina Ferre
                                      (charitable institution) and El
                                      Nuevo Dia newspaper since November
                                      1992 (adult son of Antonio Luis
                                      Ferre, brother of Luis A. Ferre
                                      Rangel and Maria Lorenza Ferre
                                      Rangel).

                                                                                          NUMBER OF SHARES
                                                                                         AND PERCENTAGE OF
                                                                                         OUTSTANDING SHARES
                                                                            SERVED AS     OF COMMON STOCK
                                             PRINCIPAL OCCUPATION           DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE          FOR THE LAST FIVE YEARS          SINCE(A)    AS OF MARCH 15, 2001
            ----              ---          -----------------------          ---------   --------------------
Maria Lorenza Ferre           31    Corporate Sales and Marketing Director   2001              86,324(e)
  Rangel                              of Grupo Ferre Rangel (holding         Current             (1.66%)
                                      company) since February 2001;          Nominee
                                      Assistant General Manager from July
                                      1999 to February 2001 and Marketing
                                      Manager from 1997 to July 1999 of
                                      Primera Hora newspaper; Chairman of
                                      the Advisory Council for the
                                      Conservation Trust of Puerto Rico
                                      (non-profit trust); Director of the
                                      Center for the New Economy and the
                                      San Jorge Children Hospital Research
                                      Foundation (non-profit institution);
                                      Director of El Nuevo Dia newspaper
                                      (adult daughter of Antonio Luis
                                      Ferre, sister of Luis A. Ferre
                                      Rangel and Antonio Luis Ferre
                                      Rangel).
All Directors, Nominees and Executive
  Officers as a Group, 19 persons in
  total including those listed above.................................................       1,301,947(g)

---------------

(a) Dates refer to periods in which the person served as a director of either the Company or Ponce Cement Corporation, which was merged into the Company on March 14, 1963.
(b) Number of shares set forth represents in each case less than 0.10% of the outstanding shares of Common Stock.
(c) Since 1995, the Company has had two Vice-Chairmen of the Board: Messrs. Alberto M. Paracchini and Hector Del Valle.
(d) Rosario J. Ferre holds 161,194 shares (3.1%) of the Company's Common Stock as follows: (1) 26,900 shares (0.52%) through Rosario J. Ferre's 100% ownership of R.F.T. Investment Corp., a Puerto Rico corporation; and (2) 134,294 shares (2.6%) through her 25% ownership interest in South Management Corporation. Luis A. Ferre and Antonio Luis Ferre have 50% and 25% ownership interests, respectively, in South Management Corporation, which owns a total of 537,174 shares (10.36%) of the Company's Common Stock.
(e) Include 286,654 shares (5.53%) of the Company's outstanding Common Stock held by Ferre Investment Fund, Inc., a Puerto Rico corporation wholly owned by Antonio Luis Ferre, his spouse and five adult children. Of this amount, Antonio Luis Ferre Rangel, Luis Alberto Ferre Rangel and Maria Lorenza Ferre Rangel, adult children of Antonio Luis Ferre, each claim economic beneficial ownership of 28,092 shares (0.54%). Antonio Luis Ferre has voting and dispositive power with respect to all of the shares owned by Ferre Investment Fund, Inc. and claims economic beneficial ownership of 146,194 shares (2.8%). Antonio Luis Ferre's total also includes 658,976 shares (12.71%) of the Company's outstanding Common Stock held by El Dia, Inc., a Puerto Rico corporation. Ferre Investment Fund, Inc. owns 90.17% of the shares of El Dia, Inc. Of the shares owned by El Dia, Inc., Antonio Luis Ferre Rangel, Luis Alberto Ferre Rangel and Maria Lorenza Ferre Rangel each claim beneficial ownership of 58,232 shares

    (1.12%). Antonio Luis Ferre has voting and dispositive power with respect to all of the shares owned by El Dia, Inc., and claims economic beneficial ownership of 303,043 shares (5.84%). In addition, Antonio Luis Ferre has voting and investment power through his 25% ownership interest in South Management Corporation, by which he owns and controls 134,294 shares. Mr. Luis A. Ferre and Mrs. Rosario J. Ferre have 50% and 25% ownership interests, respectively, in South Management Corporation, which owns a total of 537,174 shares (10.36%) of the Company's Common Stock.
(f) Includes 20,000 shares of the Company's Common Stock owned by Venegas Construction Corp., which is 100% owned by Mr. Venegas Vilaro. Also includes 30,000 shares of the Company's Common Stock owned by Sanson Corp., in which Mr. Venegas has a 20% ownership.
(g) All of the directors and executive officers of the Company as a group, including officers not listed, own 1,301,947 shares (25.11%) of the Company's Common Stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     In addition to the directors listed above, the following persons or institutions beneficially own 5% or more of the outstanding shares of the Company's Common Stock:

                                          NUMBER OF SHARES                          PERCENT OF
                                         OWNED BENEFICIALLY                     OUTSTANDING SHARES
           NAME AND ADDRESS             AS OF MARCH 15, 2001                   AS OF MARCH 15, 2001
           ----------------             --------------------                   --------------------
Luis A. Ferre
P.O. Box 6108
San Juan, Puerto Rico 00936                   753,834(a)                              14.53%(a)

Herman Ferre Roig
Hato Rey Tower
Floor 18, Suite 1804
Ave. Munoz Rivera 268
Hato Rey, Puerto Rico 009l9                   564,540(b)                              10.88%(b)

Charles M. Royce
Royce & Associates, Inc.
Royce Management Company
1414 Avenue of the Americas
New York, New York 10019                      444,800(c)                               8.57%(c)

T. Rowe Price Associates, Inc.
T. Rowe Price Small Cap
Value Fund, Inc.
100 East Pratt Street
Baltimore, Maryland 21202                     460,800(d)                               8.88%(d)

---------------

(a) As of March 15, 2001, Luis A. Ferre (father of Antonio Luis Ferre and Rosario J. Ferre), while not directly owning of record any shares of the Company's outstanding Common Stock, had indirect sole voting and dispositive power with respect to 485,247 shares (9.35%) of the Company's Common Stock through The Luis A. Ferre Foundation, Inc. (the "Foundation"), a charitable institution. Mr. Ferre, as President of the Foundation, votes the Common Stock owned by the Foundation. In addition, Luis A. Ferre has voting and investment power with respect to 268,587 shares (5.18%) through his 50% ownership interest in South Management Corporation. Antonio Luis Ferre and Rosario J. Ferre each have a 25% ownership interest in South Management Corporation, which owns a total of 537,174 shares (10.36%) of the Company's Common Stock.
(b) As of March 15, 2001, Herman Ferre Roig ( a first cousin of Antonio Luis Ferre and Rosario J. Ferre) owned directly 94,866 shares (1.83%) of the outstanding Common Stock of the Company. In addition, Herman Ferre Roig and his wife and children have an economic interest in 469,674 shares (9.06%) of the Company's Common Stock held of record by Brim Incorporado, a Puerto Rico corporation, as a result of their 100% ownership interest in Brim Incorporado. Mr. Ferre Roig has sole voting and dispositive power with respect to the shares held by Brim Incorporado.
(c) As of February 5, 2001, Charles M. Royce, a U.S. citizen, and Royce & Associates, Inc. ("Royce"), an investment adviser and a New York corporation, respectively, as a group were the beneficial owners of 444,800 shares (8.57%) of the Company's Common Stock. Charles M. Royce is deemed to be a controlling person of Royce, which has sole dispositive and voting power regarding these shares. Mr. Royce disclaims beneficial ownership of the shares held by Royce.
(d) As of February 14, 2001, T. Rowe Price Associates, Inc. ("Price Associates") was the beneficial owner of 460,800 shares (8.88%) of the Company's Common Stock. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc., a Maryland corporation, which owns 425,000 shares representing 8.19% of the outstanding shares of the Company's Common Stock. Price Associates serves as investment adviser with power to direct investments and/or sole power to vote these securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                             EXECUTIVE COMPENSATION

     Set forth below is the compensation paid by the Company during each of the last three fiscal years ended December 31, 2000 to its President and Chief Executive Officer, and to the Company's four other most highly paid executive officers whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION
                                                       ---------------------      OTHER ANNUAL
             NAME AND POSITION               YEAR       SALARY        BONUS      COMPENSATION(1)
             -----------------               ----      --------      -------     ---------------
Miguel A. Nazario                            2000      $401,995(2)   $91,518         $11,440
     President, Director and                 1999      $346,660      $90,199         $ 7,313
     Chief Executive Officer                 1998      $330,667      $84,000         $13,675
Hector Del Valle                             2000      $284,040      $71,760         $ 7,323
     Vice Chairman                           1999      $274,480      $71,248         $ 5,190
     of the Board                            1998      $286,051(2)   $66,840         $ 6,529
Jose O. Torres                               2000      $167,868      $38,364         $ 5,658
     Chief Financial Officer                 1999      $161,414      $39,323         $ 7,209
     and Vice President Finance              1998      $147,646      $31,970         $ 9,593
Antonio L. Ferre Rangel                      2000      $160,680      $40,756         $12,974
     Senior Corporate Vice                   1999      $153,385      $39,975         $12,067
     President and Director                  1998      $122,680      $31,155         $12,963
Eufemio Toucet                               2000      $146,309      $40,000         $ 8,778
     Executive Vice President                1999      $121,301      $31,711         $ 6,423
     Ready Mix Concrete, Inc,                1998      $124,963      $22,894         $ 6,834
     (wholly owned subsidiary)

---------------

(1) The Company furnished automobiles to its executive officers, including the five individuals named above. Other Annual Compensation reflects the cost to the Company of furnishing such automobiles to the listed officers and paying related expenses.
(2) Salary figures for Mr. Nazario in 2000 and Mr. Del Valle in 1998 include compensation in lieu of forgone vacation time in the amounts of $40,615 and $22,611, respectively.

     Named officers received no compensation other than that presented in the Summary Compensation Table included herein.

                               PENSION PLAN TABLE

     The following table illustrates estimated annual benefits payable under the Company's pension plan upon normal retirement to persons with the specified combination of remuneration (base salary) and years of credited service. Amounts are based on straight life annuities.

                         YEARS OF CREDITED SERVICE (A)

       HIGHEST FIVE
       YEAR AVERAGE
      COMPENSATION(B)          10        15         20         25         30         35         40
      ---------------        -------   -------   --------   --------   --------   --------   --------
$ 65,000                     $ 8,262   $12,392   $ 16,523   $ 20,979   $ 25,435   $ 29,890   $ 34,346
  90,000                      12,012    18,017     24,023     30,479     36,935     43,390     49,846
 115,000                      15,762    23,642     31,523     39,979     48,435     56,890     65,346
 140,000                      19,512    29,267     39,023     49,479     59,935     70,390     80,846
 165,000                      23,262    34,892     46,523     58,979     71,435     83,890     96,346
 190,000                      27,012    40,517     54,023     68,479     82,935     97,390    111,846
 215,000                      30,762    46,142     61,523     77,979     94,435    110,890    127,346
 240,000                      34,512    51,767     69,023     87,479    105,935    124,390    142,846
 265,000                      38,262    57,392     76,523     96,979    117,435    137,890    158,346
 290,000                      42,012    63,017     84,023    106,479    128,935    151,390    173,846
 315,000                      45,762    68,642     91,523    115,979    140,435    164,890    189,346
 340,000                      49,512    74,267     99,023    125,479    151,935    178,390    204,846
 365,000                      53,262    79,892    106,523    134,979    163,435    191,890    220,346
 390,000                      57,012    85,517    114,023    144,479    174,935    205,390    235,846

---------------

(a) As of December 31, 2000, Miguel A. Nazario had 6 years of credited service, would have $603,000 average final remuneration covered by the Company's pension plan and would be entitled to a yearly pension benefit of $154,000 at normal retirement age. Hector Del Valle had 43 years of credited service, would have $289,000 average final remuneration and would be entitled to a yearly pension benefit of $196,000 at normal retirement age. Jose O. Torres had 23 years of credited service, would have $240,000 average final remuneration and would be entitled to a yearly pension benefit of $117,000 at normal retirement age. Antonio Luis Ferre Rangel had 8 years of credited service, would have $560,000 average final remuneration and would be entitled to a yearly pension benefit of $308,000 at normal retirement age. Eufemio Toucet had 4 years of credited service, would have $179,000 average final remuneration and would be entitled to a yearly pension benefit of $28,000 at normal retirement date.

    All estimated pension benefit information assumes average annual salary increases of 4.5% until normal retirement at age 65.

(b) A participant's pension benefit under the Company's pension plan is based upon such participant's "pensionable earnings". Pensionable earnings are computed by annualizing the average monthly eligible compensation received by the participant from the Company during the 60-month consecutive period in which the participant received his or her highest eligible compensation. Eligible compensation is equal to "Salary" as reported in the "Summary Compensation Table" not including bonuses (reported separately in such table as "Bonus") or overtime payments, if any.

     The Company's pension plan covers all salaried employees of the Company who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Company during the 12-month period beginning with the date of employment or during any subsequent calendar year.

     Effective January 1, 1994, the Company amended its pension plan to modify the benefit formula for determining an active participant's basic benefit. The formula produces a benefit at normal retirement age equal to 1.1% of the participant's average monthly compensation up to "Covered Compensation" and 1.5% of average monthly earnings in excess of "Covered Compensation" multiplied by the first 20 years of "Credited Service," plus 1.2% of average monthly compensation up to "Covered Compensation" and 1.6% of average monthly earnings in excess of "Covered Compensation," multiplied by "Credited Service" in excess of 20 years. "Covered Compensation" is defined in Section 401(1)(5)(E) of the United States Internal Revenue Code of 1986, as amended.

     For unmarried retired participants, the normal retirement benefit is paid in the form of a monthly straight life annuity commencing at retirement. For married retired participants, the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any. "Average monthly compensation" under the plan is the highest average monthly base salary (including commissions, but excluding bonuses, overtime and other payments that are not predetermined) during any five consecutive years in the ten-year period immediately preceding the participant's actual retirement date.

     The minimum monthly retirement benefit for participants who were participants in the plan on December 31, 1975 is not less than the sum of (a) 1.2% of average monthly compensation for each of the first 10 years of credited service and (b) 1.5% of such compensation for each year of credited service prior to age 65 in excess of 10, with the maximum benefit equal to 72% of average monthly compensation after 40 years of credited service. In computing the minimum retirement benefit, compensation is assumed to have remained unchanged since December 31, 1975.

     Effective August 1, 1986, any participant retiring under the plan shall receive monthly benefits of not less than $5.00 for each year of credited service. In addition to annual retirement benefits, the plan provides benefits for disability, death and other terminations of employment after 10 years of credited service. Early retirement is provided, with unreduced benefits, for participants who are at least 55 years of age and whose age plus years of service equal at least 85, and with reduced benefits for participants who are at least 60 years of age with a minimum of 10 years of service.

     In November 2000, the Pension Committee of the Board of Directors approved an "Early Retirement Incentive Program" ("the Program"). Under the Program, a select group of Plan participants who are over age 60 and have at least 10 years of service were offered the opportunity to retire with enhanced benefits. Specifically, for purposes of benefit computations, they would be credited with the additional age and service that they would have had if they continued in the employ of the Company until age 65 and also receive a temporary annuity of $750 per month payable until age 65. To take advantage of the Program, the participant had to retire effective March 30 2001, with benefit payments commencing on April 1, 2001. Nineteen participants have elected to retire under the Program.

                            SUBSIDIARY PENSION PLAN

     During 1995, the Company acquired Ready Mix Concrete Inc. (the "Subsidiary"), which had its own pension program (the "Subsidiary's Pension Plan"). The Subsidiary's Pension Plan covers all salaried employees of the Subsidiary who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Subsidiary during the 12-month period beginning on the date of employment or during any subsequent plan year. A participant's pension is based upon such participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions and bonuses.

     Effective June 28, 1994, the Subsidiary amended its pension plan to modify the benefit formula for determining an active participant's basic benefit. The new program produces a career-average benefit at normal retirement age equal to 0.75% of annual plan compensation up to the Social Security Taxable Wage Base, and 1.25% of annual plan compensation in excess of the Taxable Wage Base, for each year of service after June 28, 1994.

     For service until June 27, 1994, the Subsidiary's Pension Plan provides a frozen benefit at normal retirement age equal to 20% of "average annual compensation" plus 20% of average annual compensation in excess of $4,800 (the total reduced by 1/15th for each year of service less than 15), and 0.5% of such average annual compensation for each year of service exceeding 15. "Average annual compensation" is the highest average plan compensation during any five consecutive plan years in the ten-year period ending June 27, 1994. For each year of service after June 27, 1994, the Subsidiary's Pension Plan provides an additional benefit of 3/4% of that year's compensation up to the Social Security Taxable Wage Base, plus 1 1/4% of that year's compensation in excess of the Social Security Taxable Wage Base.

     Effective January 1, 1997, coverage under the Subsidiary's Pension Plan was extended to employees of another subsidiary of the Company, Concreto Mixto, Inc., which merged with the Subsidiary. All service with Concreto Mixto, Inc. is recognized for purposes of determining eligibility and vesting under the Subsidiary's Pension Plan, but benefit accruals begin no earlier than January 1, 1997 under the career-average formula described above.

     For unmarried retired participants, the normal retirement benefit is paid in the form of a monthly life annuity with 120 payments guaranteed commencing at retirement. For married retired participants, the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any.

     Normal retirement benefits under the Subsidiary's Pension Plan are payable upon attainment of age 65. In addition to annual retirement benefits, the Subsidiary's Pension Plan provides benefits for disability, death and other terminations of employment after five years of credited service. Early retirement is provided, with reduced benefits, for participants who are at least 55 years of age with a minimum of 10 years of service.

     In addition to the Subsidiary's Pension Plan, the Subsidiary offers a Savings Plan for all salaried employees who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Subsidiary during the 12-month period beginning with the date of employment or during any subsequent plan year. The Savings Plan was effective July 1, 1994, and coverage was extended to employees of Concreto Mixto, Inc., effective January 1, 1997. Contributions to the Savings Plan are based upon each participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions and bonuses.

     Participants may elect to make basic contributions of from 1% up to 6% of plan compensation on a before-tax basis. Any excess over 6% of plan compensation on a before-tax basis is considered supplemental contribution. The Subsidiary makes annual matching contributions of 50% of participant basic contributions, up to 6% of compensation or $2,000, whichever is lower, per participant. In addition, the Subsidiary may make discretionary profit-sharing contributions at the end of each year. Such profit-sharing contributions are allocated to all eligible employees, whether or not they elect to contribute to the plan.

     Participants become fully vested in the Subsidiary's Saving Plan's matching contributions and profit-sharing contributions after 3 years of service.

     Withdrawals from the Subsidiary's Savings Plan prior to retirement or other termination of employment are not permitted except in the case of financial hardship. Upon retirement, a participant's account balance is distributed either in a lump sum payment or in installments.

                          EXECUTIVE SEPARATION POLICY

     The Company has separate agreements with 24 current members of management and Antonio Luis Ferre. On May 3, 2000, the Company amended and restated agreements originally signed in July 1998 between the Company and Miguel A. Nazario, Antonio Luis Ferre Rangel and Jose O. Torres, respectively. The amended and restated agreements changed certain provisions specifying the conditions pursuant to which benefits may be received and provisions relating to payments by the Company in substitution for benefits that otherwise might have been received under the Company's pension plan. The form of these amended and restated agreements was included as an Exhibit to Amendment No. 1 to the Form 10Q for the quarter ended June 30, 2000.

     At the July 2000 Board meeting, the Company entered into severance compensation agreements with seven executives. These contracts were granted for the first time to these executives and have terms similar to those agreements executed in July 1998 with other key executives of the Company. These, among other things, grant an amount equal to two and a half times compensation based on average salary plus bonus during the three years prior to the date of a takeover or change in control of the ownership of the Company. Benefits payable under the contracts are triggered if, as a result of a change in control, these executives are (1) laid off or forced to resign or (2) unable to function in the position held prior to the change in control. A change in control is generally defined as a third-party acquisition of the Company's shares representing 20% or more of the total number of shares that may be cast for the election of directors.

                         COMPENSATION COMMITTEE REPORT

     The purpose of the Compensation Committee Report is to inform shareholders of the compensation policies for executive officers and the rationale for the compensation paid to the Chief Executive Officer ("CEO"). The Compensation Committee consists of three members of the Board of Directors who are not employed by the Company. The Committee's overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values. It approves the design, assesses the effectiveness and administers executive compensation programs in support of compensation policies. The committee presents its decisions to the Board of Directors for approval and, from time to time, seeks and receives information from management.

  Compensation Philosophy

     The compensation program is based on the achievement of business objectives. The Company's primary business objective is to maximize shareholder value over both the near-term and the long-term. To achieve this objective, the compensation program is designed to relate pay to performance. The program also strives to attract, retain and reward executives who contribute to the overall success of the Company. By offering market-comparable pay opportunities, the Company is able to maintain a stable and successful management team.

  Competitive Pay

     The Company obtains salary and compensation surveys produced independently. These provide data which allows the Compensation Committee to compare Company compensation practices to a group of comparable local companies. The companies chosen for comparison are not the same companies that comprise the Peer Group in the Performance Graph included on page 18. The Compensation Committee believes that because of geographical and other factors, the Company's most direct competitors for executive talent are not the same companies that would be included in a peer group established for comparing shareholder returns.

     The key elements of the Company's executive compensation are base salary and annual incentives. In determining compensation, all elements of an executive's total compensation package, including pensions, insurance and other benefits, are considered.

COMPENSATION VEHICLES

  Salary

     The Compensation Committee reviews each executive's base salary. Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience and breadth of knowledge, as well as external pay practices at comparable companies. Increases to base salaries are driven primarily by corporate and individual performances.

     Base salaries are targeted at the median of the comparative market. Salaries may be adjusted above or below the median based on corporate and individual performances as well as other factors such as years of experience in the position. Corporate and individual performance factors are equally weighted in determining base salaries. Performance measures include the Company's return on stockholder's equity, individual performance in securing specific strategic goals, the Company's performance against budget, cash flow per share and performance compared with peer group cement companies.

  Annual Cash Bonus

     All employees are eligible for an annual cash bonus. For executives, this bonus is based on the achievement of pre-established annual corporate and individual performance goals. Bonuses are based on a percentage of base salary and are set at the median of the comparative market according to the individual's position.

     Corporate and individual performance factors are equally weighted in determining bonuses. Local laws provide for a minimum bonus to be paid to all employees; the amount is increased when predetermined thresholds for corporate performance are met. The Board of Directors approves the total appropriation for the bonus each year, based on the achievement of these goals. In 2000, the corporate strategic goals mentioned below were achieved or exceeded, resulting in all executive officers receiving bonuses.

                            CHIEF EXECUTIVE OFFICER

     With respect to the base salary granted in 2000 to Miguel A. Nazario, President and Chief Executive Officer of the Company, the Compensation Committee considered a comparison of base salaries of chief executive officers of local peer companies, the Company's success in meeting its goals with respect to the Company's operations and the completion of certain strategic goals.

     In its assessment of Mr. Nazario's individual performance during 2000, the Compensation Committee placed increased emphasis on the strategic goal of securing future growth and return on equity by developing new business opportunities and reinforcing cement and ready mix market penetration and distribution. The Compensation Committee concluded that during 2000 Mr. Nazario secured strategic objectives that will provide the Company with better opportunities to penetrate the cement markets where the Company had no presence before. The Compensation Committee believes that factors beyond Mr. Nazario's control, like increases in aggregates cost for the ready mix concrete operations, electric power rate increases and increased cement imports to Puerto Rico affected year 2000 results.

     Mr. Nazario was granted a base salary of $361,380 for 2000, an increase of 4.25% over his base salary for 1999. His annual bonus payment was also based on accomplished strategic goals achieved during 2000. Based on these factors, Mr. Nazario's annual bonus payment was $91,518 in 2000.

The Compensation Committee:

Jorge L. Fuentes, President
Alberto M. Paracchini
Federico F. Sanchez

   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG PUERTO RICAN CEMENT
                   COMPANY, INC.'S COMMON STOCK PERFORMANCE,
                THE S & P 500 INDUSTRIAL INDEX AND PEER GROUPS.

     The graph presented below compares the cumulative total shareholder return on the Company's Common Stock for the five years ended December 31, 2000, with the cumulative total shareholder return for such period reflected in the Standard and Poor's ("S & P") 500 Stock Index and in peer group indexes. It includes comparisons with a peer group index of three competing cement, ready mix concrete and aggregates companies. The peer group is comprised of Florida Rock Industries, Lafarge Corp. and Texas Industries, Inc. The Company believes that the businesses conducted by the companies included in this peer group are similar to the Company's business mix, providing a meaningful comparison of stock performance.

     The Company obtained the graph (and the information related to it) from Standard & Poor's Compustat Services. The comparative returns shown in the graph assume (i) a $100 investment in the Company's Common Stock, the common stock of the companies included in the S & P 500 stock index or the common stock of the companies in each of the peer groups at the market close on December 31, 1995 and (ii) the reinvestment of all dividends on a monthly basis over a five-year period using 1995 as the base year.

     Each of the companies included in the peer group has the same or similar business products as the Company and is publicly listed on a national stock exchange in the United States. Results were weighted according to market capitalization. The stock price performance on the graph below is not necessarily indicative of future price performance.

                            TOTAL SHAREHOLDER RETURN

                                                 PUERTO RICAN CEMENT CO.
                                                          INC.                    S&P 500 INDEX                PEER GROUP
                                                 -----------------------          -------------                ----------
Dec-95                                                      100                         100                         100
Dec-96                                                    96.42                      122.96                      106.91
Dec-97                                                   158.48                      163.98                      166.15
Dec-98                                                   112.27                      210.85                      195.32
Dec-99                                                   111.61                      255.21                      172.38
Dec-00                                                    99.25                      231.98                      152.67

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the Compensation Committee consisted of the following non-employee directors of the Company: Jorge L. Fuentes, Alberto M. Paracchini and Federico F. Sanchez.

     As of December 31, 2000, the Company had available from Banco Popular de Puerto Rico (a commercial bank) lines of credit of $10,000,000 for unsecured short-term borrowings and/or discounting customer's trade paper. Within that credit facility, our wholly owned subsidiaries, Florida Lime Corporation and Ready Mix Concrete, Inc., each had available a sub-limit of $600,000 and $3,000,000, respectively, for unsecured short-term borrowings. In addition, in October 1998, the Company signed a loan agreement with Banco Popular de Puerto Rico pursuant to which the Company guarantees a revolving line of credit of $5,500,000 for Ready Mix Concrete, Inc. In November 1998, the Company also executed another loan agreement with Banco Popular pursuant to which the Company guarantees a revolving line of credit for $5,000,000 issued to Ponce Capital Corp., a wholly owned subsidiary. In September 1999, this credit facility was increased to $10,500,000. Alberto M. Paracchini and Juan A. Albors are members of the board of directors of Banco Popular de Puerto Rico, and Antonio Luis Ferre is the Vice-Chairman of its board of directors.

     During 2000, the Company and its subsidiaries sold products, in the normal course of business, in the aggregate amount of $720,131 to Fuentes Concrete Pile, Inc. and Gabriel Fuentes Jr. Construction Co., both Puerto Rico corporations. Jorge L. Fuentes is Chairman of the Board of Directors and Chief Executive Officer of each of these companies.

     Also during 2000, the Company and its subsidiaries sold products, in the normal course of business, in the aggregate amount of $147,254 to Interlink Group, Inc, of which Federico F. Sanchez is President.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The following briefly summarizes certain transactions with the Company and certain transactions relating to the officers, directors, or 5% beneficial owners of the Company. Please see also "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" above.

     Jose J. Suarez, a Director of the Company at December 31, 2000, received the aggregate amount of $127,829 in consulting fees, including automobile expenses, for work performed for the Company during 2000 under a consulting contract. Mr. Suarez performed as a consultant in the management of the daily operations of the Company and the amounts paid were in addition to directors' fees received as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are comparable to the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Suarez occupied the position of Executive Vice President in charge of Operations of the Company until December 1995.

     Antonio Luis Ferre, Director and Chairman of the Board of the Company at December 31, 2000, received the aggregate amount of $208,383 in consulting fees, including automobile expenses, for work performed for the Company during 2000 under a consulting contract. Mr. Ferre performed as a consultant in the management of the daily operations of the Company and the amounts paid were in addition to directors' fees received as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are comparable to the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Ferre has been the Chairman of the Board of the Company since January 1, 1995.

     During 2000, the Company and its subsidiaries sold cement and ready mix concrete in the aggregate of $468,611 to Venegas Construction Corporation in the ordinary course of business, of which director Emilio Venegas Vilaro is the President. The Company and its subsidiaries also paid an aggregate of $1,536,053 during 2000 to Venegas Construction Corporation for engineering and construction services performed primarily at the Company's aggregate plant in Carolina, Puerto Rico. The contract for the engineering and construction work was awarded based on competitive bids and amounts charged are competitive with amounts that would have been charged for similar work by third parties.

     The law firm Parra, Del Valle & Limeres, in which director Waldemar Del Valle Armstrong is a partner, received the aggregate amount of $49,875 for legal services and $28,993 for expenses incurred on behalf of the Company during 2000. Mr. Del Valle Armstrong has been a director of the Company since 1997.

                   DATE OF RECEIPT OF STOCKHOLDERS' PROPOSALS

     Stockholders who intend to present proposals at the 2002 annual meeting of stockholders must submit their proposals to the Company on or before December 14, 2001.

                                DIRECTORS' FEES

     Standard remuneration for directors not employed by the Company is a $2,500 quarterly retainer fee and $1,000 for each Board or committee meeting attended. In addition, the Company pays yearly premiums of approximately $612 on behalf of each outside director in connection with group life and accident insurance coverage. The Company accrued approximately $18,969 during the year as interest for accumulated deferred compensation for one director and compensated two directors an additional $50 per meeting for costs associated with traveling from outside the San Juan, Puerto Rico metropolitan area.

                         BOARD OF DIRECTORS COMMITTEES

     The Board of Directors of the Company has, among others, the following committees, which consisted of the following members during 2000: an Audit Committee consisting of outside directors Messrs. Waldemar del Valle Armstrong, Angel O. Torres and Juan A. Albors; a Compensation Committee consisting of outside directors Alberto M. Paracchini, Federico F. Sanchez and Jorge L. Fuentes; and a Nominating Committee consisting of directors Jorge L. Fuentes, Luis Alberto Ferre Rangel and Alberto M. Paracchini.

     The functions of the Audit Committee and its activities during 2000 are described below under the heading Report of the Audit Committee. During the year, the Board of Directors examined the composition of the Audit Committee in light of the adoption by the New York Stock Exchange (the "Exchange") of new rules governing audit committees. Based upon this examination, the board confirmed that all members of the Audit Committee are "independent" within the meaning of the Exchange's new rules and within the meaning of the Company's Audit Committee Charter, which is attached as Appendix A to this proxy statement.

     The Compensation Committee evaluates and makes recommendations to the Board of Directors regarding the remuneration of directors, officers and salaried employees. The policies and mission of the Compensation Committee are set forth in the "Compensation Committee Report", which can be found on page 15.

     The Nominating Committee evaluates and makes recommendations to the Board of Directors regarding nominees for directors. These nominations are submitted to the Board, which votes on the candidates for acceptance as nominees.

     The Board of Directors met 12 times, the Nominating Committee met once, the Audit Committee met 6 times and the Compensation Committee met 4 times during 2000. Except for Antonio Luis Ferre, Juan A. Albors and Angel O. Torres, each director attended at least 75% of the meetings of the Board and each committee thereof of which he was a member.

                         REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates the report by reference therein.

     The Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside directors. The committee also is responsible for matters concerning the relationship between the Company and its outside auditors. The committee has the ultimate authority to select, oversee, evaluate and, where appropriate, to replace the outside auditor. The committee also evaluates the Company's internal accounting controls and operating procedures, including the review and approval of internal audit programs.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed under Statements on Auditing Standards No. 61 ("SAS 61"). In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required to be delivered by PricewaterhouseCoopers LLP under Independent Standards Board Standard No. 1 ("ISB Standard No. 1") addressing all relationships between the auditors and the Company that might bear on the auditor's independence. The Audit Committee has considered whether the provision of the services discussed under "Audit Fees", "Financial Information Systems Design and Implementation Fees" and "All Other Fees" below are compatible with maintaining PricewaterhouseCoopers LLP independence and has satisfied itself that the provision of these services is so compatible. The Audit Committee has reviewed the materials received from PricewaterhouseCoopers LLP, has met with representatives from PricewaterhouseCoopers LLP to discuss the independence of the auditing firm and has satisfied itself as to the auditor's independence.

     Based on the Audit Committee's review of the financial statements, its discussion with PricewaterhouseCoopers LLP regarding SAS 61 and the written materials provided by PricewaterhouseCoopers under ISB Standard No. 1 and the related discussion with PricewaterhouseCoopers LLP of their independence, the Audit Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     On June 28, 2000 the Board of Directors adopted a written charter for the Audit Committee. A copy of the Company's Audit Committee Charter is attached as Appendix A to this proxy statement.

THE AUDIT COMMITTEE:

Juan A. Albors, President
Waldemar Del Valle Armstrong
Angel O. Torres

                                 OTHER MATTERS

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 2000, all
Section 16 (a) filing requirements of the Securities and Exchange Act of 1934, as amended, applicable to the Company were complied with.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors again selected certified public accountants, PricewaterhouseCoopers LLP, to audit the accounts of the Company for the year 2001. A representative of PricewaterhouseCoopers is expected to be present at the meeting of stockholders and available to answer stockholders' questions and, if he so desires, to make a statement. The audit services performed for the Company by PricewaterhouseCoopers LLP include the examination of the annual financial statements and financial information contained in the Company's report on Form 10-K filed with the Securities and Exchange Commission and the reviews of the financial statements included in the forms 10-Q, in addition to consultation from time to time with officers of the Company in connection with various accounting methods and procedures.

AUDIT FEES

     The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP relating to the audit of the Company's annual financial statements for the year and the reviews of the financial statements included in the forms 10-Q for the year amounted to $284,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed during 2000 by PricewaterhouseCoopers LLP relating to information technology systems design and implementation totaled approximately $1,254,000.

ALL OTHER FEES

     Fees billed for all other non-audit services during 2000, including fees for tax services, totaled approximately $65,000.

     The Board of Directors does not intend to bring any other business before the meeting, nor is it aware of anyone else intending to do so. However, should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy to vote as proxies on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Etienne Totti Del Valle
                                          Secretary

                                          PUERTO RICAN CEMENT COMPANY, INC.

                                   APPENDIX A

                       PUERTO RICAN CEMENT COMPANY, INC.

                            AUDIT COMMITTEE CHARTER

I. PREAMBLE

     The board of directors of Puerto Rican Cement Company, Inc. (the "Company") has formed an audit committee to promote the financial transparency of the Company and to ensure the integrity of the Company's financial reporting processes and products. In addition to the provisions relating to the audit committee set forth in Section VI of the Company's By-Laws, this charter is meant to identify the personnel and functions of the audit committee.

II. AUDIT COMMITTEE MEMBERSHIP AND FUNCTION

     A. Definition of Independence: Independent directors may not be officers of the Company and must be, in the view of the Company's board of directors, free of any relationship to the Company that would interfere with the exercise of their independence from management and the Company. The following additional restrictions shall apply:

          1. Employees. A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the audit committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director could serve on the audit committee after three years following the termination of the relationship between the Company and the former parent or predecessor.

          2. Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the audit committee only if the Company's board of directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the board of directors should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

          "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the audit committee without the above-referenced board of directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or
     (3) the direct business relationship between the director and the Company.

          3. Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the audit committee.

          4. Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the audit committee until three years following the termination of such employment relationship.

          "Immediate Family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

          "Affiliate" includes a subsidiary, sibling company, predecessor, parent company or former parent company.

     B. Audit Committee Membership.

          1. The audit committee shall be composed of three or more directors, all of whom will be independent directors, except as set forth in 2. below.

          2. Notwithstanding 1. above, one director who is no longer an employee or who is an immediate Family member of a former executive officer of the Company or its affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the audit committee if the board of directors determines in its business judgment that membership on the committee by the individual is required by the best interests of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reason for that determination.

          3. Each director must be financially literate, as such qualification is interpreted by the Company's board of directors in its business judgment, or become financially literate within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee shall have accounting or related financial management expertise, as such qualification is interpreted by the board of directors in its business judgment.

          4. Each audit committee member shall be selected by the board of directors, as provided in Section VI of the By Laws, and will serve at the pleasure of the board of directors.

          5. The audit committee members shall elect a chairman and a secretary from among its members.

     C. Audit Committee Function.

          1. The board of directors and the audit committee shall have the ultimate authority and responsibility to select, oversee, evaluate, and, where appropriate, to replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement). All employees of the Company are directed to cooperate as requested by committee members. Oversight responsibilities over the outside auditor are described further in Section III, below:

          2. The outside auditor is ultimately accountable to the board of directors and the audit committee as the representatives of the shareholders.

          3. The audit committee shall meet at least four times annually, inclusive of telephonic meetings, or more frequently as circumstances may require. Special meetings may be called by the chairman of the committee, any two-committee members or at the request of the outside auditor.

          4. The audit committee shall do whatever else the law, the rules and regulations of the New York Stock Exchange, the Company's charter or bylaws or the board of directors requires.

III. OUTSIDE AUDITOR OVERSIGHT

     A. Auditor Qualifications.

          1. The audit committee is responsible for ensuring its receipt from the outside auditor of a formal written statement delineating all relationships between the auditor and the Company.

          2. The audit committee is also responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and to take or recommend that the full board of directors take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

     B. Auditor Engagement Letter. The outside auditor's engagement letter should define the nature and scope of the audit engagement and provide a written contract for the professional services of the auditing firm.

     C. Annual Audit Review. In connection with the annual audit, the audit committee shall:

          1. Ascertain any disagreements between audit personnel and Company management.

          2. Review corporate accounting policies and practices.

          3. Affirm that accounting policies are consistent with industry practices and are consistent with a fair presentation of the financial statement in conformity with generally accepted accounting principles.

          4. In consultation with the outside auditors, review the integrity of the Company's financial reporting processes, both internal and external.

     D. Quarterly Review. Prior to the time that the Company files its Quarterly Report on Form 10-Q, the outside auditor shall review the Company's interim financial statements and conduct an SAS 71 Interim Financial Review (or such other auditing standard that may in time modify, supplement or replace SAS
71). The audit committee shall review and approve the process for preparing the financial statements to be submitted on Form 10-Q.

     E. Annual Report. In connection with the annual report, the audit committee shall:

          1. Review the annual report to evaluate whether it contains a fair and meaningful presentation of financial statements, footnotes, and supplementary information.

          2. Affirm that the annual report discusses changes in corporate reporting or accounting practices (for example, departures from generally accepted accounting principles, exceptions to the consistent application of accounting principles, etc.).

          3. Review disclosure in the annual report and ensure that practices are fully and fairly disclosed.

          4. Affirm appropriate use of statutory "safe harbor" disclosure if the annual report contains forward-looking information.

          5. Prepare for the inclusion in the annual meeting proxy statements a letter to shareholders stating whether with respect to the prior fiscal year:

             (a) Management has reviewed the audited financial statements with the audit committee;

             (b) The outside auditors have discussed with the audit committee the matters required to be discussed by SAS 61;

             (c) The members have discussed among themselves, without management or the outside auditors present, the information disclosed to the audit committee described in (a) and (b) above;

             (d) The audit committee recommended to the board of directors that the annual financial statements be included in the Company's Report on Form 10-K; and

             (e) The audit committee has received written disclosures and letters from the accountants required by Independence Standards Board Standard No. 1.

IV. AUDIT COMMITTEE REPORTS

     A. Annual Report. The audit committee shall report at least annually to the board of directors. The report should:

          1. Set forth the audit committee's function and responsibilities;

          2. Set forth a summary of the committee's recommendations, particularly with respect to the selection of the auditing firm and the review of the auditor's report; and

          3. Attach critical audit reports and management letters.

     B. Committee Charter.  The audit committee shall:

          1. At least annually, affirm in the proxy statement the existence of an audit committee charter and compliance with the charter;

          2. At least annually, review and reassess the adequacy of the charter; and

          3. At least triennially, attach the audit committee charter to the annual proxy statement.

     C. Written Confirmation. With respect to any subsequent changes to the composition of the audit committee, and otherwise approximately once each year, the Company should provide the New York Stock Exchange with written confirmation regarding:

          1. Any determination that the Company's board of directors has made regarding the independence of directors pursuant to Section II above;

          2. The financial literacy of the audit committee members;

          3. The determination that at least one of the audit committee members has accounting or related financial management expertise; and

          4. The annual review and reassessment of the adequacy of the audit committee charter.

PROXY
                       PUERTO RICAN CEMENT COMPANY, INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 2001

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned stockholder of PUERTO RICAN CEMENT COMPANY, INC. (the "Company") hereby appoints FERNANDO L. VARGAS, ROBERTO ROMANELLI, and JOSE A. COSTA, and each of them, proxies of the undersigned, each with power of substitution, to vote as designated below all shares of common stock of the Company held of record by the undersigned on March 15, 2001 at the Annual Meeting of Stockholders to be held at the offices of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on May 2, 2001 at 10:00 o'clock A.M., Atlantic Standard Time, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



                          -- FOLD AND DETACH HERE. --

                                   FOR                       WITHHOLD
                              ALL NOMINEES           ALL VOTES FOR THE ELECTION
                     LISTED BELOW (EXCEPT AS MARKED       OF ALL NOMINEES
                          TO THE CONTRARY BELOW).          LISTED BELOW.                                             FOR   WITHHOLD
                     ------------------------------  ---------------------------                                     ---   --------


1. ELECTION OF CLASS II DIRECTORS      [ ]           [ ]                         2. ELECTION OF CLASS III DIRECTOR   [  ]   [  ]

Nominees: Rosario J. Ferre, Federico F. Sanchez, Jorge L. Fuentes,                  Nominee: Maria Lorenza Ferre Rangel
Juan A. Albors and Angel O. Torres

(Instruction: To withhold authority to vote for any individual nominee,
write that nominee's name on the space provided below.)                                   THIS PROXY WHEN PROPERLY EXECUTED WILL
                                                                                          BE VOTED IN THE MANNER DIRECTED HEREIN BY
____________________________________________________________________                      THE UNDERSIGNED STOCKHOLDER. IF NO
                                                                                          DIRECTION TO VOTE IS MADE DIRECTLY BY A
3. In their discretion, the proxies are authorized to vote upon other business as         BENEFICIAL HOLDER, THIS PROXY WILL BE
   may lawfully come before the meeting or any adjournment thereof.                       VOTED FOR THE ELECTION OF DIRECTORS.

                                                                                          PLEASE SIGN AND DATE WHERE INDICATED
                                                                             ______       BELOW AND RETURN PROMPTLY IN ENCLOSED
                                                                                  |       ENVELOPE. NO POSTAGE REQUIRED.
                                                                                  |
                                                                                  |       The undersigned hereby acknowledges
                                                                                  |       receipt of the Annual Report for 2000,
                                                                                  |       the Notice of Annual Meeting of
                                                                                          Stockholders and the Proxy Statement
                                                                                          relating to said Annual Meeting, and
                                                                                          hereby revokes any proxy or proxies
                                                                                          heretofore given in respect of the same
                                                                                          shares of stock.

SIGNATURE ________________________________________________________________________________ DATE __________________________________
Signature should agree with name on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                     -- FOLD AND DETACH HERE. --